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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our reports and the incorporation by reference in this registration statement of our reports dated October 15, 1997 including in or made a part of this registration statement and in The Shaw Group Inc.'s Form 10-K for the year ended August 31, 1997 and to all references to our Firm included in this registration statement.



/s/ Hannis T. Bourgeois, L.L.P.
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HANNIS T. BOURGEOIS, L. L. P.

Baton Rouge, Louisiana
September 1, 1998